FingerMotion Comments on Recent Promotional Activity

NEW YORK, NY August 2, 2021 (ACCESSWIRE) - FingerMotion, Inc. (OTCQX: FNGR), a mobile data and services company, announced today that it has been requested by the OTC Markets Group Inc. (“OTC Markets”) to comment on recent promotional activity concerning its shares of common stock.

On July 28, 2021, OTC Markets informed the Company that it had become aware of promotional activity encouraging investors to purchase the Company’s shares of common stock, which is also the date that the Company became aware of such promotional activities in the U.S. This is the same day that the Company disseminated a news release with respect to the Company having submitted an application to have its shares of common stock listed Nasdaq Capital Market. The promotional materials about which the OTC Markets inquired of the Company were prepared and circulated in the form of a newsletter-email by third parties unknown to the Company. The Company is unable to determine the effects of the promotional activity on the trading activity of the Company’s shares compared to that of the Company’s own news release on the same day. The Company had no involvement with the promotional activity, and therefore, had no editorial control over the content.

The Company does not believe the statements made in the promotional materials were materially false and/or misleading, however, it is possible that certain excerpts might be read as misleading and/or incomplete and readers should not place undue reliance on the promotional materials. The Company is not able to comment on information about the industry or the market as we cannot determine the accuracy or legitimacy of the sources. Specifically, the Company does not condone the use of sensational language to describe the Company’s business prospects or the growth potential of the Company’s industry. The Company notes that investing in the Company’s securities involves certain risks and uncertainties which investors should review prior to making any investment decision. The Company encourages all investors to undertake proper due diligence and carefully consider all investment decisions. The Company directs potential investors to rely solely on its filings and disclosures made with the United States Securities and Exchange Commission through EDGAR, available at www.sec.gov

Upon inquiry of third-party service providers, the Company has now become aware that Gregory Bergman was indirectly involved in the payment for the promotional activity through third-party subcontractors of which the Company was unaware and over which the Company had no involvement of the editorial review or approval of the promotional activity, which is not in compliance with the requirements of the agreement with Mr. Bergman as he was required to provide a copy of all promotional materials to the Company for review and pre-approval prior to such being disseminated.

Other than the issuance of shares of common stock in June and July to a third-party service provider, after inquiry of management, its officers, directors, any controlling shareholders, or any third-party service provides, the Company is not aware of any purchases or sales of the Company’s shares in the past 90 days.

The Company has engaged the following third-party service providers to provide investor relations services, public relations services, marketing, or other related service within the last twelve months: Zacks Investment Research (August 2020); Hybrid Financial Ltd. (September 2020); TD Media, LLC d/b/a Life Water Media (December 2020); Investor Brand Network (March 2021); and Greg Bergman (June 2021, who was also paid shares for his services).

The Company has issued the following shares or convertible instruments allowing conversion to equity securities at prices constituting a discount to the current market rate at the time of issuance as follows:

•	On March 15, 2019 and March 21, 2019, the Company issued an aggregate of 133,200 at a price of $1.50 per share;
•	On March 15, 2019 the Company issued 25,000 shares at a price of $2.00 per share;
•	On March 15, 2019 the Company issued 27,000 shares at a price of $2.50 per share;
•	On April 4, 2019 and April 11, 2019 the Company issued an aggregate of 322,000 shares at a price of $2.50 per share;
•	On April 10, 2019 the Company issued 100,000 shares at a price of $2.50 per share;
•	On June 25, 2019 the Company issued 22,000 shares at a price of $2.50 per share pursuant to the conversion of a promissory note of $50,000 plus interest of $5,000;
•	On June 30, 2019 the Company issued 22,000 shares at a price of $2.50 per share pursuant to the conversion of a promissory note of $50,000 plus interest of $5,000;
•	On June 30, 2019 the Company issued 242,000 shares at a price of $1.00 per share pursuant to the conversion of a promissory note of $220,000 plus interest of $22,000;
•	On August 1 2019 the Company issued 100,000 shares at a price of $1.00 per share;
•	On August 20, 2019 the Company issued 51,000 shares at a price of $2.50 per share;
•	On September 30, 2019 the Company issued 40,000 shares at a price of $2.50 per share;
•	On July 30, 2020 the Company issued a convertible note in the amount of $545,000 having a conversion price of $2.50 per share;
•	On October 2, 2020, the Company issued 700,000 shares at a price of $0.21 per share;
•	On October 19, 2020 the Company issued 830,000 shares at a price of $0.50 per share;
•	On October 19, 2020 the Company issued 438,500 units at a price of $1.00 per unit. Each unit consisted of one share and one common stock purchase warrant with each warrant entitling the holder to acquire one share of common stock at a price of $2.00 per share;
•	On October 19, 2020 the Company issued 100,000 shares at a price of $1.00 per share;
•	On October 19, 2020 the Company issued 265,000 shares at a price of $1.50 per share;
•	On October 19, 2020 the Company issued 50,000 units at a price of $1.50 per unit. Each unit consisted of one share and one common stock purchase warrant with each warrant entitling the holder to acquire one share of common stock at a price of $3.00 per share;
•	On January 13, 2021 the Company issued 1,604,334 units at a price of $1.50 per unit. Each unit consisted of one share and one common stock purchase warrant with each warrant entitling the holder to acquire one share of common stock at a price of $3.00 per share;
•	On January 13, 2021 the Company issued 534,500 shares at a price of $2.00 per share;
•	On January 13, 2021 the Company issued 500,000 shares at a price of $2.00 per share pursuant to the conversion of a promissory note of $1,000,000;

•	On January 13, 2021 the Company issued 34,103 shares at a price of $3.90 per share pursuant to a marketing services agreement;
•	On January 13, 2021 the Company issued 5,000 shares at a price of $2.00 per share;
•	On April 14, 2021 the Company issued 5,000 shares at a price of $2.00 per share;
•	On June 1, 2021 the Company issued 25,000 shares at a price of $5.00 per share;
•	On July 13, 2021 the Company issued 593,900 shares at a price of $5.00 per share;
•	On July 13, 2021 the Company issued 5,000 shares at a price of $2.00 per share; and
•	On August 1, 2021 the Company issued a convertible note in the amount of $296,000 having a conversion price of $5.00 per share.

As for the convertible notes, the Company issued (i) a convertible note to Liew Yow Ming on July 29, 2020 having a conversion price of $2.50 per share at the holder’s option, and (ii) a convertible note to Liew Yow Ming on August 1, 2021 having a conversion price of $5.00 per share at the holder’s option.

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. It is one of only a few companies in China with access to wholesale rechargeable minutes from China's largest mobile phone providers that can be resold to consumers. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

For further information e-mail: info@fingermotion.com

718-269-3366

Safe Harbor Statement

This release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements give our current expectations of forecasts of future events. All statements other than statements of current or historical fact contained in this release, including statements regarding our future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals or the impact of any laws or regulations applicable to us, and plans and objectives of management for future operations, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "should," "estimate," "expect," "hope," "intend," "may," "plan," "project," "will," and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations about future events. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to: international, national and local general economic and market conditions; demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to manage its VIE contracts; the ability of the Company to maintain its relationships and licenses in China; adverse publicity; competition and changes in the Chinese telecommunications market; fluctuations and difficulty in forecasting operating results; business disruptions, such as technological failures and/or cybersecurity breaches; and the other factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.